Exhibit 99.1

StoneMor Partners L.P. Announces New Chief Financial Officer

LEVITTOWN, PA., Sept. 28, 2015 — StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) today announced that Sean P. McGrath has been appointed Chief Financial Officer & Secretary, effective September 28, 2015.

Mr. McGrath brings to StoneMor more than 22 years of financial and accounting experience, most recently as the Chief Financial Officer of Atlas Energy Group, LLC and its subsidiaries (“Atlas”), a NYSE listed master limited partnership (“MLP”). During his tenure at Atlas, he managed senior executive responsibilities of up to four public entities at the same time as well as the registration and initial public offerings of five enterprises. In addition, he led or assisted in the negotiation, consummation and integration of 13 acquisitions with an aggregate purchase price of $5.5 billion, the negotiation and consummation of two dispositions for aggregate proceeds of $14 billion, and the negotiation, marketing and consummation of 18 equity offerings for aggregate gross proceeds of $3.2 billion and 15 debt offerings for aggregate gross proceeds of $3 billion. Prior to Atlas, from 2002 to 2005 Mr. McGrath served as Chief Accounting Officer at Sunoco Logistics Partners, L.P. a NYSE listed MLP. Before that, Mr. McGrath held senior financial roles at Asplundh Tree Expert Co. and Arthur Anderson LLP. Mr. McGrath is also a certified public accountant.

Commenting on the announcement, Larry Miller, StoneMor’s President and Chief Executive Officer said, “We are delighted to welcome Sean to StoneMor. He brings with him a wealth of experience with master limited partnerships, as well as managing credit facilities and large capital budgets. His leadership role in completing large financial transactions will make him a key asset as we continue to grow StoneMor. I look forward to partnering with Sean to bring StoneMor even greater success.”

Upon joining StoneMor, McGrath said, “I’m very excited to be here at StoneMor, which is a unique company and growing larger with each year. Joining the company at this time allows me to be part of a strategic team that is focused on growth and execution. To have a strong impact on a growing company is an opportunity that I’ve worked towards my whole career and I’m very much looking forward to working with the StoneMor team.”

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 306 cemeteries and 103 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need

(before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided or guidance related to our future distributions are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to our intent to maintain or increase our distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, our ability to service our debt and pay distributions, and our ability to increase our distributions.

Our additional risks and uncertainties, include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K, our Current Report on Form 8-K filed with the SEC on July 6, 2015 and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact: John McNamara

(215) 826-2800